Exhibit 99.1

      Gladstone Commercial Announces Second Quarter 2007 Results

    -- Reports net income available to common stockholders of approximately $0.5 million, or $0.06 per diluted weighted average common share

    -- Reports funds from operations ("FFO") of approximately $3.2 million, or $0.37 per diluted weighted average common share

    -- Purchased one property for a total investment of approximately $11.2 million

    Business Editors

    MCLEAN, Va.--(BUSINESS WIRE)--July 31, 2007--Gladstone Commercial Corp. (NASDAQ:GOOD) (the "Company") today reported financial results for the quarter ended June 30, 2007. A description of FFO, a relative non-GAAP ("Generally Accepted Accounting Principles in the United States") financial measure, is located at the end of this news release. All per share references are fully diluted weighted average common shares, unless otherwise noted.

    Net income available to common stockholders for the quarter ended June 30, 2007 was $532,875, or $0.06 per share, compared to $368,390, or $0.04 per share, for the same period one year ago, an increase of 45%. Net income available to common stockholders for the six months ended June 30, 2007 was $1,039,780, or $0.12 per share, compared to $870,746, or $0.11 per share, for the same period one year ago, an increase of 19%. Net income results when compared to the same period last year were affected by increased revenues related to the acquisition of 10 properties since June 30, 2006, partially offset by increased expenses attributable to the 10 properties, interest expense associated with the leveraging of the Company's properties and dividends paid on the Company's preferred stock. Net income results for the three and six months ended June 30, 2007 include a full waiver of the incentive fee, approximately $1.2 million for the six month period, from the Company's Adviser, Gladstone Management Corporation.

    FFO for the quarter ended June 30, 2007 was approximately $3.2 million, or $0.37 per share, compared to approximately $2.4 million, or $0.31 per share, for the same period one year ago, an increase of 29%. FFO for the six months ended June 30, 2007 was approximately $6.1 million, or $0.71 per share, compared to approximately $4.8 million, or $0.61 per share, for the same period one year ago, an increase of 27%. A reconciliation of net income, which the Company believes is the most directly comparable GAAP measure to FFO, is set forth below:


                        For the three months     For the six months
                            ended June 30,          ended June 30,
                       ----------------------- -----------------------
                          2007        2006        2007        2006
                       ----------- ----------- ----------- -----------

Net income             $1,556,312    $852,765  $3,086,654  $1,699,565
Less: Dividends
 attributable to
 preferred stock       (1,023,437)   (484,375) (2,046,874)   (828,819)
                       ----------- ----------- ----------- -----------
Net income available to
 common stockholders     $532,875    $368,390  $1,039,780    $870,746

Add: Real estate
 depreciation and
 amortization,
 including discontinued
 operations             2,636,154   2,081,072   5,053,966   3,915,819
                       ----------- ----------- ----------- -----------
FFO available to common
 stockholders          $3,169,029  $2,449,462  $6,093,746  $4,786,565


Weighted average shares
 outstanding - basic    8,565,264   7,762,503   8,565,264   7,717,501
Weighted average shares
 outstanding - diluted  8,565,264   7,911,871   8,565,264   7,858,146

Basic net income per
 weighted average
 common share               $0.06       $0.05       $0.12       $0.11
                       =========== =========== =========== ===========
Diluted net income per
 weighted average
 common share               $0.06       $0.04       $0.12       $0.11
                       =========== =========== =========== ===========
Basic FFO per weighted
 average common share       $0.37       $0.32       $0.71       $0.62
                       =========== =========== =========== ===========
Diluted FFO per
 weighted average
 common share               $0.37       $0.31       $0.71       $0.61
                       =========== =========== =========== ===========

    Second quarter highlights:

    -- Purchased one property with approximately 102,000 square feet for approximately $11.2 million; and

    -- Borrowed approximately $14.2 million pursuant to a long-term note payable collateralized by security interests in three properties, which accrues interest at a rate of 6.11% per year.

    "Our results were positively impacted by the five acquisitions completed in 2007, and we expect our earnings to continue grow throughout the remainder of 2007. We are excited about the opportunities that are currently available in the marketplace and our pipeline remains very strong," said Chip Stelljes, President and Chief Investment Officer.

    Subsequent to quarter end, the Company:

    -- Purchased one property with approximately 21,000 square feet for approximately $6.8 million; and

    -- Declared monthly cash dividends of $0.12 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, and $0.15625 per share on the Series B Preferred Stock, for each of the months of July, August and September 2007.

    The financial statements attached below are without footnotes so readers should obtain and carefully review the Company's Form 10-Q for the quarter ended June 30, 2007, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the Securities and Exchange Commission ("SEC") and the Form 10-Q can be retrieved from the SEC's website at www.sec.gov or the Company's website at www.GladstoneCommercial.com.

    The Company will hold a conference call Wednesday, August 1, 2007 at 8:30 a.m. ET to discuss its earnings results. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions.

    The conference call replay will be available two hours after the call and will be available through September 1, 2007. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 249134.

    Gladstone Commercial Corporation is a publicly traded real estate investment trust that focuses on investing in and owning triple-net leased industrial, commercial and retail real estate properties and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com.

    For further information, contact Investor Relations at 703-287-5835.

    NON-GAAP FINANCIAL MEASURES

    Funds from Operations

    The National Association of Real Estate Investment Trusts ("NAREIT") developed FFO, as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income), and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

    The Company believes that FFO per share provides investors with a further context for evaluating the Company's financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company's FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.

    To learn more about FFO please refer to the Form 10-Q for the quarter ended June 30, 2007, as filed with the SEC today.

    This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company and the closing of any transaction. Words such as "may," "will," "believes," "anticipates," "intends," "expects," "projects," "estimates" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans, expectations and beliefs that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended, December 31, 2006, as filed with the SEC on February 27, 2007, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as filed on May 1, 2007. The risk factors set forth in the Form 10-K and Form 10-Q under the caption "Risk Factors" are specifically incorporated by reference into this press release. All forward-looking statements are based on current plans, expectations and beliefs and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                   Gladstone Commercial Corporation
                     Consolidated Balance Sheets
                             (Unaudited)

                                     June 30, 2007   December 31, 2006
                                   ----------------- -----------------

ASSETS
Real estate, net of accumulated
 depreciation of $11,947,461 and
 $8,595,419, respectively              $280,541,611      $235,118,123
Lease intangibles, net of
 accumulated amortization of
 $5,877,604 and $4,175,685,
 respectively                            26,038,291        23,416,696
Mortgage notes receivable                10,000,000        10,000,000
Cash and cash equivalents                 9,681,885        36,005,686
Restricted cash                           1,469,750         1,225,162
Funds held in escrow                      1,789,814         1,635,819
Interest receivable - mortgage
 note                                        83,333                 -
Interest receivable - employees              52,735            43,716
Deferred rent receivable                  4,277,061         3,607,279
Deferred financing costs, net of
 accumulated amortization of
 $1,800,471 and $1,467,297,
 respectively                             4,067,858         3,713,004
Prepaid expenses                            456,354           521,290
Deposits on real estate                     300,000           300,000
Accounts receivable                         387,747           179,247
                                   ----------------- -----------------

TOTAL ASSETS                           $339,146,439      $315,766,022
                                   ================= =================

LIABILITIES AND STOCKHOLDERS'
 EQUITY

LIABILITIES
Mortgage notes payable                 $182,124,367      $154,494,438
Deferred rent liability                   4,325,817         4,718,599
Asset retirement obligation
 liability                                1,752,378         1,631,294
Accounts payable and accrued
 expenses                                   588,581           673,410
Due to adviser                              682,481           183,042
Rent received in advance, security
 deposits and funds held in escrow        2,175,708         1,841,063
                                   ----------------- -----------------

Total Liabilities                       191,649,332       163,541,846
                                   ----------------- -----------------

STOCKHOLDERS' EQUITY
Redeemable preferred stock, $0.001
 par value; $25 liquidation
 preference; 2,300,000 shares
 authorized and 2,150,000 shares
 issued and outstanding                       2,150             2,150
Common stock, $0.001 par value,
 17,700,000 shares authorized and
 8,565,264 shares issued and
 outstanding                                  8,565             8,565
Additional paid in capital              170,640,979       170,640,979
Notes receivable - employees             (2,801,180)       (3,201,322)
Distributions in excess of
 accumulated earnings                   (20,353,407)      (15,226,196)
                                   ----------------- -----------------

Total Stockholders' Equity              147,497,107       152,224,176
                                   ----------------- -----------------

TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                  $339,146,439      $315,766,022
                                   ================= =================


                   Gladstone Commercial Corporation
                Consolidated Statements of Operations
                             (Unaudited)

                      For the three months      For the six months
                         ended June 30,           ended June 30,
                     ----------------------- -------------------------
                        2007        2006         2007         2006
                     ----------- ----------- ------------ ------------
Operating revenues
  Rental income      $7,732,322  $6,027,830  $14,810,358  $10,894,906
  Interest income
   from mortgage
   notes receivable     252,778     558,434      502,778    1,111,346
  Tenant recovery
   revenue               94,468      43,798      150,203       49,420
                     ----------- ----------- ------------ ------------
     Total operating
      revenues        8,079,568   6,630,062   15,463,339   12,055,672
                     ----------- ----------- ------------ ------------

Operating expenses
  Depreciation and
   amortization       2,636,154   2,064,312    5,053,966    3,863,519
  Base management fee   471,091     719,392      953,135    1,372,134
  Administration fee    210,126           -      417,144            -
  Incentive fee         633,805           -    1,219,573            -
  Professional fees     174,677     232,960      324,108      431,418
  Taxes and licenses     50,178      39,069       65,185       89,963
  Insurance             114,556     102,845      260,808      185,842
  General and
   administrative       133,406      95,602      245,308      143,420
  Directors fees         54,250      27,500      108,500       61,000
  Stockholder related
   expenses              75,361     183,596      174,978      248,065
  Asset retirement
   obligation expense    28,942      24,940       57,102       71,641
  Stock option
   compensation
   expense                    -      33,602            -       79,818
                     ----------- ----------- ------------ ------------
     Total operating
      expenses before
      credit from
      Adviser         4,582,546   3,523,818    8,879,807    6,546,820
                     ----------- ----------- ------------ ------------

  Credit to incentive
   fee                 (633,805)          -   (1,219,573)           -
                     ----------- ----------- ------------ ------------
       Total
        operating
        expenses      3,948,741   3,523,818    7,660,234    6,546,820
                     ----------- ----------- ------------ ------------

Other income
 (expense)
  Interest income
   from temporary
   investments           63,269       4,057      292,285       11,431
  Interest income -
   employee loans        56,458      28,589      116,880       34,137
  Other income            9,817      10,400       18,231       10,400
  Interest expense   (2,702,612) (2,155,968)  (5,217,073)  (3,774,536)
                     ----------- ----------- ------------ ------------
     Total other
      expense        (2,573,068) (2,112,922)  (4,789,677)  (3,718,568)
                     ----------- ----------- ------------ ------------

Income from
 continuing
 operations           1,557,759     993,322    3,013,428    1,790,284
                     ----------- ----------- ------------ ------------

Discontinued
 operations
  (Loss) income from
   discontinued
   operations            (1,503)     71,215       (5,504)     109,253
  Net realized income
   (loss) from
   foreign currency
   transactions              56         167           63         (649)
  Net unrealized loss
   from foreign
   currency
   transactions               -    (211,939)           -     (199,323)
  Taxes paid on sale
   of real estate             -           -       78,667            -
                     ----------- ----------- ------------ ------------
     Total
      discontinued
      operations         (1,447)   (140,557)      73,226      (90,719)
                     ----------- ----------- ------------ ------------

Net income            1,556,312     852,765    3,086,654    1,699,565
                     ----------- ----------- ------------ ------------

Dividends
 attributable to
 preferred stock     (1,023,437)   (484,375)  (2,046,874)    (828,819)
                     ----------- ----------- ------------ ------------

Net income available
 to common
 stockholders          $532,875    $368,390   $1,039,780     $870,746
                     =========== =========== ============ ============

Earnings per weighted
 average common share
 - basic
     Income from
      continuing
      operations (net
      of dividends
      attributable to
      preferred
      stock)              $0.06       $0.07        $0.11        $0.12
     Discontinued
      operations              -       (0.02)        0.01        (0.01)
                     ----------- ----------- ------------ ------------

     Net income
      available to
      common
      stockholders        $0.06       $0.05        $0.12        $0.11
                     =========== =========== ============ ============

Earnings per weighted
 average common share
 - diluted
     Income from
      continuing
      operations (net
      of dividends
      attributable to
      preferred
      stock)              $0.06       $0.06        $0.11        $0.12
     Discontinued
      operations              -       (0.02)        0.01        (0.01)
                     ----------- ----------- ------------ ------------

     Net income
      available to
      common
      stockholders        $0.06       $0.04        $0.12        $0.11
                     =========== =========== ============ ============

Weighted average
 shares outstanding
     Basic            8,565,264   7,762,503    8,565,264    7,717,501
                     =========== =========== ============ ============
     Diluted          8,565,264   7,911,871    8,565,264    7,858,146
                     =========== =========== ============ ============


                   Gladstone Commercial Corporation
                Consolidated Statements of Cash Flows
                             (Unaudited)

                                     For the six months ended June 30,
                                     ---------------------------------
                                           2007             2006
                                     ---------------- ----------------

Cash flows from operating
 activities:
  Net income                              $3,086,654       $1,699,565
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
    Depreciation and amortization,
     including discontinued
     operations                            5,053,966        3,915,819
    Amortization of deferred
     financing costs, including
     discontinued operations                 333,174          289,300
    Amortization of deferred rent
     asset                                   126,748          126,748
    Amortization of deferred rent
     liability                              (392,782)        (303,478)
    Asset retirement obligation
     expense, including discontinued
     operations                               57,102           81,573
    Increase in deferred rent
     receivable                             (796,530)        (720,712)
    Stock compensation                             -           79,818
    Increase in mortgage notes
     payable due to change in value
     of foreign currency                           -          199,323
    (Increase) decrease in mortgage
     interest receivable                     (83,333)           3,609
    Increase in employee interest
     receivable                               (9,019)         (28,589)
    (Increase) decrease in prepaid
     expenses and other assets              (143,564)         297,354
    Increase in accounts payable,
     accrued expenses, and amount
     due adviser                             414,610           65,606
    Increase in rent received in
     advance                                  90,057          163,407
                                     ---------------- ----------------
            Net cash provided by
             operating activities          7,737,083        5,869,343
                                     ---------------- ----------------

Cash flows from investing
 activities:
   Real estate investments               (53,035,069)     (40,506,626)
   Principal repayments on mortgage
    notes receivable                               -           44,742
   Principal repayments on employee
    loans                                    400,142                -
   Net payments to lenders for
    reserves held in escrow                 (868,679)      (1,899,416)
   Increase in restricted cash              (244,588)        (412,074)
   Deposits on future acquisitions          (810,000)        (500,000)
   Deposits applied against real
    estate investments                       810,000        1,100,000
                                     ---------------- ----------------
            Net cash used in
             investing activities        (53,748,194)     (42,173,374)
                                     ---------------- ----------------

Cash flows from financing
 activities:
  Proceeds from share issuance                     -       25,485,010
  Offering costs                                   -       (1,302,004)
  Borrowings under mortgage notes
   payable                                28,015,000       31,900,000
  Principal repayments on mortgage
   notes payable                            (385,070)        (302,410)
  Borrowings from line of credit           4,200,000       60,000,400
  Repayments on line of credit            (4,200,000)     (73,900,400)
  Increase in reserves from tenants          818,745        1,093,252
  Increase in security deposits              140,525          562,500
  Payments for deferred financing
   costs                                    (688,025)      (1,650,237)
  Dividends paid for common and
   preferred                              (8,213,865)      (6,390,679)
                                     ---------------- ----------------
            Net cash provided by
             financing activities         19,687,310       35,495,432
                                     ---------------- ----------------

Net decrease in cash and cash
 equivalents                             (26,323,801)        (808,599)

Cash and cash equivalents, beginning
 of period                                36,005,686        1,740,159

                                     ---------------- ----------------
Cash and cash equivalents, end of
 period                                   $9,681,885         $931,560
                                     ================ ================

NON-CASH INVESTING ACTIVITIES

Increase in asset retirement
 obligation                                 $121,084       $1,510,330
                                     ---------------- ----------------

NON-CASH FINANCING ACTIVITIES

Fixed rate debt assumed in
 connection with acquisitions                     $-      $30,129,654
                                     ---------------- ----------------

Notes receivable issued in exchange
 for common stock associated with
 the exercise of employee stock
 options                                          $-       $1,826,754
                                     ---------------- ----------------


    CONTACT: Gladstone Commercial Corp.
             Investor Relations:
             Robert Johnson, 703-287-5835